UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

ITC Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Issuance of International Transmission Company Bonds, Series G

On March 29, 2018, International Transmission Company (“ITCTransmission”), a wholly-owned subsidiary of ITC Holdings Corp. (the “Company”), issued $225,000,000 aggregate principal amount of its 4.00% First Mortgage Bonds, Series G, due 2053 (the “Bonds”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933 (the “Securities Act”). The Bonds were sold by ITCTransmission to accredited investors (as defined by Rule 501(a) of the Securities Act) pursuant to a Bond Purchase Agreement dated March 29, 2018 (the “Purchase Agreement”).  ITCTransmission agreed to sell the Bonds subject to the satisfaction of certain terms and conditions provided in the Purchase Agreement.

The Bonds were issued under ITCTransmission’s First Mortgage and Deed of Trust (the “Mortgage Indenture”), dated as of July 15, 2003, between ITCTransmission and The Bank of New York Mellon Trust Company, N.A., as successor to BNY Midwest Trust Company, as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture thereto, dated as of March 14, 2018, between ITCTransmission and the Trustee (the “Seventh Supplemental Indenture” and, together with the Mortgage Indenture, the “Indenture”). The Bonds are secured by a first mortgage lien on substantially all of ITCTransmission’s real and tangible personal property equally with all other securities theretofore or thereafter issued under the Mortgage Indenture, with such exceptions as described in, and such releases as permitted by, the Indenture.

Interest on the Bonds is payable semi-annually on March 30 and September 30 of each year, commencing on September 30, 2018, at a fixed rate of 4.00% per annum. ITCTransmission may redeem the Bonds, in whole or in part, in an amount not less than $5,000,000 in aggregate principal amount in the case of a partial redemption, at any time or from time to time with not less than 10 nor more than 60 days’ prior notice at a redemption price equal to the sum of (a) 100% of the principal amount of such Bonds, (b) accrued and unpaid interest thereon to the redemption date and (c) a make-whole amount, if any, determined using a discount rate of treasuries plus 50 basis points. ITCTransmission may also redeem the Bonds in whole on or after September 30, 2052 at a redemption price equal to the principal amount of the Bonds plus accrued and unpaid interest thereon to the redemption date. The principal amount of the Bonds is payable on March 30, 2053.

The Bonds and the Indenture contain events of default customary for such a transaction, including, without limitation, failure to pay interest on any Security (as defined in the Indenture) for 30 days after becoming due; failure to pay principal on any Security when due; failure to comply with material covenants contained in the Indenture, subject to a 30-day cure period; failure to comply with other covenants contained in the Indenture and the other financing agreements relating to the offering of the Bonds, subject to a 60-day cure period; breaches of representations and warranties; defaults in respect of obligations relating to certain debt; certain unsatisfied judgments; certain pension plan events; and certain events relating to reorganization, bankruptcy and insolvency of ITCTransmission. If an “Event of Default” (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the Securities then outstanding may declare the principal amount of all the Securities to be immediately due and payable.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder. Such description is qualified in its entirety by reference to the Seventh Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and the Mortgage Indenture, filed with the Company’s Registration Statement on Form S-1, as amended, filed May 10, 2005 as Exhibit 4.5, each of which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Bonds will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.1

Seventh Supplemental Indenture, dated as of March 14, 2018, between International Transmission Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 29, 2018

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its: Senior Vice President and General Counsel